UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GE INVESTMENTS FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per share price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: $0

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

MUTUAL FUNDS PROXY FACT SHEET FOR: GE INVESTMENTS FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	AUGUST 31, 2016	1600 SUMMER STREET

Mail Date	(TBD)	STAMFORD, CONNECTICUT 06905

Meeting Date	NOVEMBER 2, 2016 @ 10:00 AM EDT
ADDITIONAL INFORMATION		CONTACT INFORMATION

Ticker Symbol	SEE PAGE 3	Inbound Line	1-877-361-7965

Cusip Number	SEE PAGE 3	Website	www.geam.com

What are Shareholders being asked to vote on?

1.	To approve an amendment to the Articles of Incorporation of the Company to change the name of the Company.

BOARD OF DIRECTORS UNANIMOUS RECOMMENDATION – FOR

2.	To approve an amendment to the Articles of Incorporation of the Company to permit the Board of Directors to change the name of the Company without seeking shareholder approval.

BOARD OF DIRECTORS UNANIMOUS RECOMMENDATION – FOR

General Electric Company: GE GE Asset Management: GEAM	State Street Corporation: SSC SSGA Funds Management, Inc.: SSGA FM

Why are shareholders being asked to approve a change in the name of the Company?

The Board believes that it is important that there be broad recognition of the Funds’ relationship with their investment adviser. In this regard, historically, and consistent with a common industry practice, the name of the Company has reflected the name of the investment adviser to the Funds. Given that SSGA FM has replaced GEAM as investment adviser to each Fund, SSGA FM determined that it would be appropriate for the name of the Company to reflect its affiliation with SSGA FM, the Funds’ new investment adviser, by changing the Company’s name to State Street Variable Insurance Series Funds, Inc. As a result, all Fund shareholders are being asked to approve an amendment to the Articles of Incorporation to change the name of the Company.

Will changing the name of the Company benefit the shareholders?

The Board believes that the Funds and their shareholders would receive potential benefits from changing the name of the Company. In particular, the name change will make clear that SSGA FM has replaced GEAM as the investment adviser to the Funds. This will eliminate any potential investor confusion as to the identity of the Funds’ new investment adviser and make appropriate investment option selection easier for variable contract owners. Please note that there is no impact to the Funds’ investment objectives or strategies, investment teams, or personnel servicing your account(s) resulting from or associated with these name changes.

Why are the Articles of Incorporation being amended to change the Company’s name?

For Internal Distribution Only	Page 1

The name of the Company is set forth in the Articles of Incorporation. Under applicable law, and the Articles of Incorporation, an amendment to the Articles of Incorporation is necessary to change the Company’s name. The Articles of Incorporation may only be amended with shareholder approval.

How will changing the name of the Company affect me as a Fund shareholder (and variable contract owner)?

The name change will not affect the value of your investment in the Funds. You will continue to be an investor in your Fund, and its investment objective and policies will not change as a result of changing the Company’s name. Please note that there is no impact to the Funds’ investment objectives or strategies, investment teams, or personnel servicing your account(s) resulting from or associated with these name changes.

If approved, when will the name change become effective?

If approved by shareholders, the name change will become effective as of such date designated by the officers of the Company, which shall be no later than December 31, 2016.

Can you provide me with additional information on the change in investment adviser?

Proposal 1 relates to the rebranding of the Company in connection with the asset purchase agreement entered into on March 29, 2016 by General Electric Company with State Street Corporation for the sale of the asset management and advisory services business conducted by GE Asset Management Incorporated, a wholly owned subsidiary of GE and the Funds’ then-investment adviser, and certain of its subsidiaries. In connection with the Transaction, at a special meeting of shareholders of the Funds held on June 22, 2016, the shareholders approved, among other proposals, a new investment advisory and administration agreement for each Fund with SSGA FM, an affiliate of SSC, pursuant to which SSGA FM replaced GEAM as investment adviser and administrator to the Funds upon consummation of the Transaction on July 1, 2016.

What will happen if Shareholder’s do not approve the name change?

In the event that Proposal 1 is not approved by shareholders at the Meeting, the Board will take such action as it deems to be in the best interest of the Funds and their shareholders, which may include calling a second meeting of shareholders to vote on the amendment to the Articles of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1

PROPOSAL 2: To approve an amendment to the Articles of Incorporation of the Company to permit the Board of Directors to change the name of the Company without seeking shareholder approval.

Why are shareholders being asked to permit future name changes with Board approval but without shareholder approval?

Under the Articles of Incorporation, the Board is required to obtain shareholder approval for a change in the name of the Company. This requirement hinders the Board’s ability to efficiently act in situations where a name change would be appropriate. The amendment would provide the Board with flexibility to react quickly to future contingencies that may make it necessary or advisable to change the name of the Company (such as those contemplated in Proposal 1), without causing the Funds to incur the expense and potential delay of soliciting shareholder approval.

For Internal Distribution Only	Page 2

How will permitting future name changes with Board approval but without shareholder approval affect me as a Fund shareholder (and variable contract owner)?

The Board’s additional flexibility to accommodate future name changes without incurring the delay and expenses of holding a shareholder meeting will not alter in any way the Board’s existing fiduciary duties to the Funds. Except as provided in Proposal 1, no amendment to the Articles of Incorporation is contemplated at this time to change the name of the Company.

What will happen if Shareholder’s do not approve Proposal 2?

In the event that Proposal 2 is not approved by shareholders at the Meeting, the Articles of Incorporation will remain as they currently exist and the Board will take such action as it deems to be in the best interest of the Funds and their shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2

Who will bear the costs associated with the proxy solicitation?

The Funds will not bear the cost of this proxy solicitation. SSGA FM will bear the cost of this proxy solicitation. D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies and is mentioned several times throughout the Proxy Statement.

Does the approval of one Proposal depend on the approval of the other Proposal?

No. Shareholders will vote on each Proposal separately. The approval of Proposal 1 is not contingent upon the approval of Proposal 2. The approval of Proposal 2 is not contingent upon the approval of Proposal 1. In the event that shareholders approve Proposal 2, but not Proposal 1, the Board would be authorized to change the name of the Company to State Street Variable Insurance Series Funds, Inc. without shareholder approval.

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the number listed on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/ssga

NAME OF FUND	TICKER SYMBOL	CUSIP
CORE VALUE EQUITY FUND	GEVEX	361972805
INCOME FUND	GEIMX	361972797
PREMIER GROWTH EQUITY FUND	GEPGX	361972870
REAL ESTATE SECURITIES FUND	GEIRX	361972607

For Internal Distribution Only	Page 3

S&P 500 INDEX FUND	GESPX	361972102
SMALL-CAP EQUITY FUND	GESEX	361972862
TOTAL RETURN FUND CLASS 1	GETIX	361972409
TOTAL RETURN FUND CLASS 3	GETTX	361972821
U.S. EQUITY FUND	GEUSX	361972888

For Internal Distribution Only	Page 4

GE Investments Funds, Inc. Level I Machine Script

Hello.

I am calling on behalf of your investment with the GE Investment Funds, Inc.

The Special Meeting of shareholders is scheduled to take place on November 2, 2016. All Contract Owners are being asked to consider and vote on important matters. As of today your vote has not been registered.

Please contact us as soon as possible at 1-877-361-7965 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.

GE Investments Funds, Inc. Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME). May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the GE Investments Funds, Inc. I wanted to confirm that you have received the proxy material for the shareholders meeting scheduled for November 2, 2016.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Board of Directors is unanimously recommending a vote “In Favor” of all proposals.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

Your Board of Directors is unanimously recommending a vote “In Favor” of all proposals.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the GE Investments Funds, Inc. before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

●	Please state your full name. (Pause)

●	According to our records, you reside in (city, state, zip code). (Pause)

●	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on this confirmation. Mr. /Ms.                     , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY

GE Investments Funds, Inc. Inbound Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Thank you for calling GE Investments Funds, Inc. proxy voting line. My name is (AGENT’S FULL NAME). How can I help you? (Pause for response)

Responding to initial mailing: (Locate and verify account)

The materials you received are regarding a Shareholders meeting scheduled to take place on November 2, 2016.

Responding to call:

Can I please have the telephone number we called to locate your account and better assist you? (Locate and verify account). The reason for the call was to confirm that you have received the proxy materials for the Shareholders meeting scheduled to take place November 2, 2016.

Have you received this information? (Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Board of Directors is unanimously recommending a vote “In Favor” of all proposals.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Directors is unanimously recommending a vote “In Favor” of all proposals.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Unitholder If Necessary)

If we identify any additional accounts you own with the GE Investments Funds, Inc. before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

●	Please state your full name. (Pause)
●	According to our records, you reside in (city, state, zip code). (Pause)
●	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on this confirmation. Mr. /Ms.                     , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 9-22-16